Exhibit 99.1

Sizeler Property Investors, Inc. Reports 2005 Operating Results And Declares Quarterly Distributions

NEW ORLEANS, FEBRUARY 14, 2006—Sizeler Property Investors, Inc. (NYSE: SIZ) today announced its operating results for the three-months and year-ended December 31, 2005.

Key Items:

•	A quarterly distribution of $0.10 per share was declared to Common shareholders of record on March 1, 2006, payable on March 10, 2006.

•	A quarterly distribution of $0.609375 per share was declared to the 9.75% Series B Cumulative Redeemable Preferred Stock shareholders of record on April 28, 2006, payable on May 15, 2006.

•	For the quarter ended December 31, 2005 and prior to non-ordinary expenses described below, Funds from Operations (“FFO”) totaled $4,556,000 or $0.22 per share compared to $3,327,000 or $0.25 per share for the same period in 2004. Non-ordinary expenses totaled $2,859,000 or $0.14 per share in 2005 compared to $110,000 or $0.01 per share a year ago. Reported FFO in 2005 totaled $1,697,000 or $0.08 per share compared to $3,217,000 or $0.24 per share a year ago.

•	For the year ended December 31, 2005 and prior to non-ordinary expenses, FFO totaled $16,177,000 or $0.86 per share in 2005, as compared to $11,386,000 or $0.86 per share a year ago. Non-ordinary expenses totaled $8,082,000 or $0.43 per share in 2005 compared to $873,000 or $0.06 per share in 2004. Reported FFO in 2005 totaled $8,095,000 or $0.43 per share compared to $10,513,000 or $0.80 per share in 2004.

•	For the three-months ended December 31, 2005, FFO per share available to common shareholders was based on weighted average shares outstanding of 21,161,000 compared to weighted average shares outstanding of 13,197,000 for the same period in the prior year.

•	For the year-ended December 31, 2005, FFO per share available to common shareholders was based on weighted average shares outstanding of 18,853,000 compared to weighted average shares of 13,167,000 for 2004.

•	Shareholders Equity totaled approximately $186 million at December 31, 2005 compared to approximately $99 million at December 31, 2004.

•	Total Equity Market Capitalization was approximately $272 million at December 31, 2005 compared to approximately $156 million at December 31, 2004.

•	All of the Company’s properties were open and operational very shortly after Hurricane Katrina, with tenants reporting a substantial increase in sales.

•	In December, a major restructuring of the Company’s operations and staffing was completed which will substantially lower future administrative costs.

•	CB Richard Ellis commenced the marketing of the Company’s three enclosed regional malls at the beginning of 2006.

•	At Lantana Plaza Shopping Center in Palm Beach County, Florida, new leases were signed for a 54,000 s.f. Publix Supermarket, a 19,000 s.f. Office Depot and a Chili’s restaurant. Construction will start shortly with openings planned for the latter part of 2006 and the first quarter of 2007.

FOR THE THREE-MONTHS ended December 31, 2005, the Company recorded a net loss of $2,627,000, compared to net income of $18,042,000 for the same period in 2004. Included in the 2004 net income is a gain on sale of real estate operations of $17,913,000. Of the loss in 2005, $2,832,000 or $0.13 per share was allocated to common shareholders, compared to net income, inclusive of the gain on sale of real estate operations, of $17,837,000 or $1.35 per share in the fourth quarter of 2004.

Operating revenue from continuing operations totaled approximately $13.8 million for the three-months ended December 31, 2005, compared to approximately $12.8 million in the fourth quarter of 2004, an increase of 7.8%. The increase is attributable to an increase in retail revenue and an overall improvement in the level of apartment units leased.

Operating costs from continuing operations increased approximately $587,000, due to higher real estate taxes, utilities and costs of property operations and maintenance, as compared to 2004.

Administrative expenses totaled approximately $2,073,000 as compared to $1,756,000 for the same period in 2004. This increase of approximately $317,000 is due to higher accounting fees, shareholder reporting costs and costs of acquisition activities.

Interest expense declined approximately $1,427,000 due primarily to the repayment of approximately $12.5 million of mortgage debt in July 2005, lower average balances on the Company’s bank lines, and redemption of the debentures in May 2005, which were partially offset by higher interest rates on the Company’s bank lines, as compared to the 2004 period.

Non-ordinary expenses incurred by the Company during the fourth quarter ended December 31, 2005 totaled $2,859,000. These non-ordinary items included:

•	$476,000 related to the conduct and settlement of the proxy contest and litigation;

•	$816,000 of hurricane expenses as described below;

•	$1,506,000 of restructuring costs, primarily composed of $1,253,000 of employee severance payments and $250,000 of financial consulting; and

•	$61,000 of tax consulting.

This total of $2,859,000 compares to non-ordinary items included in the 2004 fourth quarter of $110,000 for hurricane expenses.

During the third quarter of 2005, the Company’s properties sustained storm damages from a succession of hurricanes—Dennis, Katrina and Rita. The Company incurred costs in preparation for these storms in addition to losses from actual damages, including the loss of rents, as well as for storm clean-up. The Company has insurance to cover a substantial portion of the costs incurred by such events. The Company estimates that its cash exposure to the insurance deductible as well as non-covered costs to be approximately $4.3 million.

After taking into consideration existing book values of assets and capitalization policies, an expense of $816,000 has been recorded for costs actually incurred in the fourth quarter of 2005. For the year-to-date ended December 31, 2005, the Company recorded a total hurricane expense of $1,353,000. The 2005 hurricane-related costs compare to an estimated cash exposure in 2004 from Hurricane Ivan of approximately $1.5 million and recorded expenses of approximately $110,000 and $873,000, respectively, for the 2004 fourth quarter and for the year-ended 2004.

RECONCILIATION OF NET INCOME TO REPORTED FFO

	(in thousands)
	Three months ended December 31,
	2005		2004
	Dollars	Shares (a)	Dollars	Shares (a)
Net Income(Loss)	$(2,627)	21,161	$18,042	13,197
Additions:
Depreciation & Amortization	4,578		3,365 (b)
Deductions:
Gain on sale of Real Estate	—		(17,913)
Deferred Financing costs	(49)		(72)
Preferred Distributions	(205)		(205)

Funds from Ops.-avail.to Common Sh.	$1,697		$3,217

Per Share	$0.08		$0.24

(a)	Weighted average shares outstanding.
(b)	Includes operations discontinued in 2005.

FOR THE YEAR ENDED December 31, 2005, the Company recorded net income of $11,045,000, compared to net income of $16,363,000 in the prior year. Of this amount in 2005, $10,226,000 or $0.54 per share was allocated to common shareholders, compared to $15,544,000 or $1.18 per share for the same period in 2004. Net Income for 2005 and 2004 included gains on sale of real estate of $15,689,000 and $17,913,000, respectively.

Operating revenue from continuing operations totaled approximately $52.1 million for 2005, compared to approximately $49.2 million earned a year ago, an increase of 6.0%. The increase reflects the lease up of apartment units in the Company’s new development projects, the acquisition of an apartment property as well as an overall improvement in the level of apartment units leased in 2005.

Operating costs from continuing operations, increased approximately $262,000, primarily due to higher real estate taxes, utilities and property operations and maintenance costs totaling approximately $700,000, offset by lower insurance costs of approximately $400,000 compared to 2004.

Administrative expenses totaled approximately $7.2 million compared to $6.9 million for the same period in 2004. The increase of approximately $300,000 is due primarily to higher accounting fees, shareholder reporting costs and costs of acquisition activities.

Interest expense declined approximately $4.0 million due primarily to the repayment of approximately $12.5 million of mortgage debt in July 2005, lower average balances on the Company’s bank lines, and redemption of the debentures in May 2005, which were partially offset by higher interest rates on the Company’s bank lines, as compared to 2004.

Non-ordinary expenses incurred by the Company for the year ended December 31, 2005 totaled $8,082,000. These non-ordinary expenditures included:

•	$2.8 million related to the conduct and settlement of the proxy contest and litigation;

•	Approximately $1.4 million of hurricane expenses;

•	$280,000 loss on the sale of other assets;

•	Approximately $2.2 million of prepayment cost and approximately $200,000 of write-off of deferred financing costs from the repayment of apartment mortgages, which are included in interest expense and amortization expense, respectively;

•	Approximately $200,000 of tax consulting fees included in administrative expense;

•	Approximately $1.5 million of restructuring expense, composed of approximately $1.2 million of employee severance payments and $250,000 of financial consulting costs;

•	Partially offset by a $500,000 lease cancellation fee included in contractual rental income and other charges.

This total of approximately $8.1 million compares to non-ordinary items included in the year ended December 31, 2004 of approximately $873,000 in hurricane expenses.

RECONCILIATION OF NET INCOME TO REPORTED FFO

	(in thousands)
	Year ended December 31,
	2005		2004
	Dollars	Shares (a)	Dollars	Shares (a)
Net Income(Loss)	$11,045	18,853	$16,363	13,167
Additions:
Depreciation & Amortization	14,012 (b)		13,154 (b)
Deductions:
Gain on sale of Real Estate	(15,689)		(17,913)
Deferred Financing costs	(454)		(272)
Preferred Distributions	(819)		(819)

Funds from Ops.-avail.to Common Sh.	$8,095		$10,513

Per Share	$0.43		$0.80

(a)	Weighted average shares outstanding.
(b)	Includes operations discontinued in 2005.

For the quarter ended December 31, 2004, the results of operations of Bryn Mawr Apartments, sold in May 2005, and Lakeview Club Apartments, sold in December 2004, are classified as discontinued operations. Discontinued operations from these two properties contributed $17,000 to earnings in the fourth quarter of 2004. For the years ended December 31, 2005 and 2004, discontinued operations from Bryn Mawr contributed earnings of $82,000 compared with earnings of $213,000 from Bryn Mawr and Lakeview Club in the 2004 period.

Segment Results-On a Same Property Basis

The Company has two operating segments—retail and apartments. The tables below show the operating results on a same property basis for the three-months and year ended December 31, 2005 compared to the same periods in 2004:

	(in thousands)
	Three months ended December 31,
	2005			2004
	Retail	Apart.	Total	Retail	Apart.	Total
Operating Revenues	$7,673	$5,937	$13,610	$7,471	$5,141	$12,612
Operating Expenses	(2,554)	(2,517)	(5,071)	(2,375)	(2,093)	(4,468)

Operating Income	$5,119	$3,420	$8,539	$5,096	$3,048	$8,144

	(in thousands)
	Year ended December 31,
	2005			2004
	Retail	Apart.	Total	Retail	Apart.	Total
Operating Revenues	$29,556	$21,899	$51,455	$29,026	$19,394	$48,420
Operating Expenses	(9,800)	(8,783)	(18,583)	(9,875)	(8,389)	(18,264)

Operating Income	$19,756	$13,116	$32,872	$19,151	$11,005	$30,156

As of December 31, 2005, the apartment and retail portfolios were 97% and 91% leased, respectively, compared to 95% and 91% for the same period a year ago.

SIZELER PROPERTY INVESTORS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31 2005	December 31 2004
ASSETS

Real estate investments:
Land	$47,320,000	$47,885,000
Buildings and improvements, net of accumulated depreciation of $121,028,000 in 2005 and $113,421,000 in 2004	222,064,000	215,022,000
Construction in progress	3,192,000	14,259,000
Land held for development or sale	8,749,000	3,114,000
Investment in real estate partnership	917,000	933,000

	282,242,000	281,213,000
Cash and cash equivalents	5,787,000	5,877,000
Accounts receivable and accrued revenue, net of allowance for doubtful accounts of $443,000 in 2005 and $316,000 in 2004	6,904,000	2,741,000
Notes receivable	1,180,000
Prepaid expenses and other assets	6,094,000	13,099,000

Total Assets	$302,207,000	$302,930,000

LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES
Mortgage notes payable	$83,897,000	$107,713,000
Bank notes payable	25,995,000	27,958,000
Accounts payable and accrued expenses	5,131,000	10,854,000
Tenant deposits and advance rents	851,000	892,000

	115,874,000	147,417,000
Convertible subordinated debentures	—	56,599,000

Total Liabilities	115,874,000	204,016,000

SHAREHOLDERS’ EQUITY
Series A preferred stock, 40,000 shares authorized, none issued	—	—
Series B preferred stock, par value $0.0001 per share, liquidation preference $25 per share, 2,476,000 shares authorized, issued and outstanding—311,000 in 2005 and 336,000 in 2004	1,000	1,000
Common stock, par value $0.0001 per share, 51,484,000 shares authorized, shares issued and outstanding—21,154,000 in 2005 and 13,210,000 in 2004	1,000	1,000
Excess stock, par value $0.0001 per share, 16,000,000 authorized, none issued	—	—
Additional paid-in capital	255,788,000	170,611,000
Accumulated other comprehensive gain	55,000	63,000
Unearned compensation—restricted stock	(313,000)	—
Cumulative net income	73,405,000	62,360,000
Cumulative distributions paid	(142,604,000)	(134,122,000)

Total Shareholders’ Equity	186,333,000	98,914,000

Total Liabilities and Shareholders’ Equity	$302,207,000	$302,930,000

SIZELER PROPERTY INVESTORS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

	Quarter Ended December 31		Year Ended December 31
	2005	2004	2005	2004
OPERATING REVENUE
Contractual rental income and charges	$13,120,000	$12,361,000	$49,451,000	$47,260,000
Other income	653,000	480,000	2,671,000	1,898,000

Total Operating Revenue	13,773,000	12,841,000	52,122,000	49,158,000
OPERATING EXPENSES
Real estate taxes	1,045,000	916,000	4,022,000	3,654,000
Utilities	752,000	586,000	2,651,000	2,388,000
Operations and maintenance	2,334,000	1,959,000	8,037,000	7,913,000
Other operating expenses	928,000	1,011,000	3,830,000	4,323,000
Administrative expenses	2,134,000	1,756,000	7,394,000	6,911,000
Loss on sale of other assets	—	—	280,000	—
Proxy contest expenses	476,000	—	2,842,000	—
Hurricane expenses	816,000	110,000	1,353,000	873,000
Restructuring Costs	1,506,000	—	1,506,000	—
Depreciation and amortization	4,569,000	3,141,000	14,026,000	12,278,000

Total Operating Expenses	14,560,000	9,479,000	45,941,000	38,340,000

OPERATING INCOME (LOSS)	(787,000)	3,362,000	6,181,000	10,818,000
Interest expense	1,854,000	3,281,000	8,845,000	12,811,000
Interest expenses—prepayment premium	—	—	2,163,000	—

Total Interest	1,854,000	3,281,000	11,008,000	12,811,000

(Loss) income from continuing operations before equity in income of partnership, net earnings from discontinued operations and gain on sale of assets	(2,641,000)	81,000	(4,827,000)	(1,993,000)
Equity in income of partnership	14,000	31,000	101,000	230,000

(Loss) income from continuing operations before net earnings from discontinued operations and gain on sale of assets	(2,627,000)	112,000	(4,726,000)	(1,763,000)
Net earnings from discontinued real estate operations	—	17,000	82,000	213,000
Gain on sale of real estate operations	—	17,913,000	15,689,000	17,913,000

NET INCOME (LOSS)	$(2,627,000)	$18,042,000	$11,045,000	$16,363,000

NET INCOME (LOSS) ALLOCATION:
Allocable to preferred shareholders	205,000	205,000	819,000	819,000
Allocable to common shareholders	(2,832,000)	17,837,000	10,226,000	15,544,000

NET INCOME (LOSS)	$(2,627,000)	$18,042,000	$11,045,000	$16,363,000

Net income (loss) per common share—basic and diluted	$(0.13)	$1.35	$0.54	$1.18

FUNDS FROM OPERATIONS	$1,697,000	$3,217,000	$8,095,000	$10,513,000

FUNDS FROM OPERATIONS PER SHARE	$0.08	$0.24	$0.43	$0.80

Weighted average shares outstanding	21,161,000	13,197,000	18,853,000	13,167,000

FUNDS FROM OPERATIONS

Funds from operations (FFO) is a non-GAAP financial measure. A description of how the Company calculates FFO is contained in the Company’s most recent Quarterly Report on Form 10-Q which is available on the Investor Relations page of the Company’s website (www.sizeler.net).

In addition, FFO prior to non-ordinary expenses is a non-GAAP financial measure. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The Company’s management refers to these non-GAAP financial measures in making operational decisions because they provide meaningful supplemental information regarding the Company’s operational performance and facilitate management’s internal comparisons to the Company’s historical operating results. In addition, the Company has historically reported similar non-GAAP financial measures to investors and believes that the inclusion of comparative numbers provides consistency in its financial reporting. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measure.

FORWARD LOOKING STATEMENT

This release made by the Company may contain certain forward-looking statements that are subject to risk and uncertainty. Investors and potential investors in the Company’s securities are cautioned that a number of factors could adversely affect the Company and cause actual results to differ materially from those in the forward-looking statements, including, but not limited to (a) the inability to lease current or future vacant space in the Company’s properties; (b) decisions by tenants and anchor tenants who own their space to close stores at properties; (c) the inability of tenants to pay rent and other expenses; (d) tenant financial difficulties; (e) general economic and world conditions, including threats to the United States homeland from unfriendly factions; (f) decreases in rental rates available from tenants; (g) increases in operating costs at properties; (h) increases in corporate operating costs associated with new regulatory requirements; (i) lack of availability of financing for acquisition, development and rehabilitation of properties; (j) force majeure as it relates to construction and renovation projects; (k) possible dispositions of mature properties since because the Company is continuously engaged in the examination of the various lines of business; (l) increases in interest rates; (m) a general economic downturn resulting in lower retail sales and causing downward pressure on occupancies and rents at retail properties; (n) forces of nature; (o) the adverse tax consequences if the Company were to fail to qualify as a REIT in any taxable year; and (p) inability of the Company to implement its strategic initiatives for foregoing or other reasons.

Except as required under federal securities laws and the rules and regulations of the SEC, the Company does not have any intention or obligation to update or revise any forward-looking statements in this release or other Company filings with the SEC, whether as a result of new information, future events, changes in assumptions or otherwise, including specifically any statements previously provided with respect to expected operating results or performance.

SOURCE Sizeler Property Investors, Inc.

Thomas A. Masilla, Jr., President of Sizeler Property Investors, Inc.,

504-471-6200

http://www.sizeler.net